Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Gulf & Orient Steamship Company, Ltd. (the “Registrant”) on Form 10-Q for the period ending March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), we, Michael Vardakis, President, and Melissa Ladakis, Secretary and Treasurer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quartelry Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: May 12, 2009                                                         By: /s/Michael Vardakis

Michael Vardakis, President and Director

Date: May 12, 2009                                                         By: /s/Melissa Ladakis

Melissa Ladakis, Secretary, Treasurer and Director